UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2024

THE CORETEC GROUP INC.

(Exact name of registrant as specified in its charter)

Oklahoma	000-54697	73-1479206
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

333 Jackson Plaza, STE 460, Ann Arbor MI	48103
(Address of Principal Executive Offices)	(Zip Code)

(866) 916-0833

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of new Chief Financial Officer and Resignation of former Chief Financial Officer

On November 18, 2024, the Board of Directors (the “Board”) of The Coretec Company (the “Company”) approved the appointment of Antti Uusiheimala to serve as Chief Financial Officer of the Company. In connection with Mr. Uusiheimala’s appointment, Ho Seok (Roberto) Kim resigned as Chief Financial Officer of the Company, which resignation was not as a result of any disagreements with the Company or its management.

Antti Uusiheimala, age 50, serves as the Chief Financial Officer of the Company. Mr. Uusiheimala has a robust career in capital markets, corporate finance, and venture capital, specializing in private placements, IPOs, and M&A.

From 2015 to 2024, Mr. Uusiheimala served as Managing Partner at Halifax Partners, where he advised early and growth-stage companies and acted as a board member and CFO / CEO. He recently led the restructuring, asset purchase and a Series A financing to a Japanese battery manufacturing company planning to restructure its operations to the U.S. He has developed financial models, valuations, and strategic plans across SaaS, manufacturing, and consumer goods industries.

Earlier in his career, Mr. Uusiheimala was Director of Investments at Vision Capital, a $850 million late stage venture capital fund, where he sourced and executed $250 million in growth equity deals and managed IPO processes for 12 portfolio companies, including several reverse mergers. He also worked as a consultant at Goldman Sachs and served as U.S. Country Manager at CRF Health, a clinical trial software startup that achieved a $1 billion exit valuation.

Mr. Uusiheimala holds an MBA in Finance from the Rotterdam School of Management and an LL.M. in Law and Economics from the University of Helsinki, graduating summa cum laude. He brings extensive expertise in financial and corporate strategy, and leadership to support The Coretec Group’s growth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Coretec Group Inc.
Date: November 20, 2024
	By:	/s/ Antti Uusiheimala
	Name:	Antti Uusiheimala
	Position:	Chief Financial Officer